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                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                     8 1/8% SECOND MORTGAGE BONDS DUE 2004
                                       OF
                             CENTRAL VERMONT PUBLIC
                               SERVICE CORPORATION

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 8 1/8% Second Mortgage Bonds Due 2004 (the "Old Bonds") are not immediately available, (ii) the Old Bonds, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to and as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer-Procedures for Tendering the Old Bonds" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK

              BY MAIL:                     OVERNIGHT DELIVERY/HAND:
        The Bank of New York                 The Bank of New York
       101 Barclay Street 7E            Corporate Trust Service Window;
         New York, NY 10286                      Ground Level
         Attn: Reorg. Dept.                   101 Barclay Street
               Enrique Lopez                  New York, NY 10286
                                            Attn: Reorg. Dept. 7E
                                                  Enrique Lopez

                   TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                 (212) 815-2742

                            FACSIMILE TRANSMISSIONS:
                               (212) 815-6339/4699

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF
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TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE
INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

      The undersigned hereby tenders to Central Vermont Public Service Corporation, a Vermont corporation (the "Company"), upon the terms and subject to the conditions set forth in the Company's prospectus dated __________ ____, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal," which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Old Bonds set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption, "The Exchange Offer-Procedures for Tendering the Old Bonds."

Aggregate Principal             Name(s) of Registered Holder(s):
Amount Tendered:


Certificate No(s).              Address(es):
(if available):

                                Area Code and Telephone Number(s):

If the Bonds will be tendered by book-entry transfer, provide the following information:

Signature(s): ___________________________________________________________


DTC Account Number:  __________________________________________________


Date: __________________________________________________________________


               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Bonds tendered hereby in proper form for transfer, or confirmation of the book entry transfer of such Old Bonds to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Bonds tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:____________________________________________________________

_________________________________________________________________________
      (AUTHORIZED SIGNATURE)                    (TITLE)

Address:_________________________________________________________________

        _________________________________________________________________
                              (INCLUDE ZIP CODE)

Area Code and Telephone Number: _________________________________________

Date: ____________________________________

NOTE: DO NOT SEND THE OLD BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
      SURRENDER OF THE OLD BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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